Exhibit 10.39

AMENDED AND RESTATED
LOAN AGREEMENT

     This Amended and Restated Loan Agreement dated as of January 30, 2004 (“Loan Agreement”) is entered into by Acceris Communications Inc., formerly known as I-Link Incorporated, a Florida corporation (“Acceris”) and Counsel Corporation (US), a Delaware corporation (“CCUS”).

     WHEREAS, pursuant to the terms of the Settlement Agreement dated August 29, 2003 (the “Settlement Agreement”), between Counsel Communications, LLC, a Delaware limited liability company (“CCOM”) and Winter Harbor, LLC (“Winter Harbor”) as supplemented and amended by Agreement dated as of October 23, 2003 (the “Supplemental Agreement”) Winter Harbor assigned as of August 29, 2003 (the “Effective Date”) to CCOM (the “Assignment”) all of its rights with respect to the One Million Nine Hundred Ninety-Eight Thousand Six Hundred Thirty One and 24/100ths ($1,998,631.24) drawn down pursuant to the Letter of Credit issued November 3, 1998 to secure certain obligations of Acceris together with any accrued interest thereon (the “Assigned LC Debt”); and

     WHEREAS, CCOM has assigned all of its rights in respect of the Indebtedness (as hereinafter defined) to CCUS as of the Effective Date; and

     WHEREAS, CCUS has provided financing in the form of the Assigned LC Debt and desires to provide additional financing to Acceris from time to time and both CCUS and Acceris believe that it is in their mutual interest to enter into this Loan Agreement; and

     In consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. Periodic Loans. From and after the Effective Date through and until the termination of the Term (as hereinafter defined) CCUS may make periodic loans to Acceris hereunder. However, nothing contained herein shall be construed as an obligation on the part of CCUS to make any future advances. Similarly, nothing contained herein alters any obligation on the part of CCUS and/or understanding of the parties pursuant to any other arrangement. Acceris agrees to execute and deliver a promissory note substantially in the form attached hereto as Exhibit A, evidencing its obligation to repay advances hereunder (any such promissory note, the “Note”). Any funds advanced by CCUS to Acceris hereunder during the Term or otherwise subject hereof, including the assigned LC Debt (the “Indebtedness”) shall bear interest at a rate equal to ten percent (10%) per annum from the date thereof and shall be governed by this Agreement. Interest shall accrue and be compounded quarterly and shall result in a corresponding increase in the principal amount of the Indebtedness.

     CCUS and Acceris acknowledge and agree that (a) as of the Effective Date Acceris owed to CCUS the Assigned LC Debt in the principal sum of Two Million Five Hundred Seventy-

Seven Thousand Seventy and 00/l00ths Dollars ($2,577,070.00), including interest thereon at a rate equal to ten percent (10%) per annum to and including August 29, 2003 evidenced by the Promissory Note issued by Acceris as of the Effective Date, and (b) that on December 3, 2003 CCUS advanced the sum of One Hundred Thousand Dollars ($100,000) to Acceris evidenced by the Promissory Note issued by Acceris as of the date hereof.

     2. Payments of Principal and Interest. All borrowings hereunder, together with any interest thereon, shall be due and payable to CCUS in one installment on June 30, 2005 (the “Maturity Date”). Interest shall accrue and be compounded quarterly and shall result in a corresponding increase in the principal amount of the Indebtedness.

     3. Prepayments. The Indebtedness may be voluntarily prepaid in whole or in part without premium or penalty at any time and from time to time. In making a prepayment in whole, Acceris shall pay all accrued interest through the date of such prepayment.

     4. Payment on Business Days. If any payment of principal or interest on the Note shall become due on a Saturday, Sunday or public holiday, such payment may be made on the next succeeding business day, and such extension of time in such case shall be included in the computation of interest in connection with such payment.

     5. Form of Payment. All payments made pursuant to the terms of this Loan Agreement shall be made in lawful money of the United States of America and shall be payable to CCUS in Toronto, Ontario or at such other place as CCUS shall have designated to Acceris in writing.

     6. Term. The term of this Agreement (the “Term”) shall commence on the Effective Date and shall terminate on the Maturity Date.

     7. Events of Default. When any of the following events or conditions (each an “Event of Default”), other than the Event of Default in Section 7(d) occurs and is continuing, Payee may give written notice of Event of Default thereof to Acceris and Acceris shall have thirty (30) days after receipt of such written notice within which to cure such Event of Default. If the Event of Default is not cured within the thirty (30) days, then CCUS may, at its option, elect to declare Acceris to be in default (a “Default”):

     (a) Acceris shall fail to pay any of the Indebtedness pursuant to terms of this Loan Agreement;

     (b) Acceris fails to comply with any term, obligation, covenant, or condition contained in this Loan Agreement;

     (c) Any warranty or representation made to CCUS by Acceris under this Loan Agreement or proves to have been false when made or furnished;

     (d) If Acceris voluntarily files a petition under the federal Bankruptcy Act, as such Act may from time to time be amended, or under any similar or successor federal statute relating to bankruptcy, insolvency, arrangements or reorganizations, or under any state bankruptcy or insolvency act, or files an answer in an involuntary proceeding admitting insolvency or inability to pay debts, or if Acceris is adjudged a bankrupt, or if a trustee or receiver is appointed for Acceris’ property, or if Acceris makes an assignment for the benefit of its creditors, or if there is an attachment, receivership, execution or other judicial seizure, then CCUS may, at CCUS’s option, declare all of the Indebtedness to be immediately due and payable without prior notice to Acceris, and CCUS may invoke any remedies permitted by this Agreement. Any attorneys’ fees and other expenses incurred by CCUS in connection with Acceris’ bankruptcy or any of the other events described in this Section shall be additional Indebtedness of Acceris secured by this Agreement.

     (e) There exists a material breach by Acceris under (or a termination by any party of) a material contract of Acceris (for purposes of this Section 7 a material contract shall mean any contract resulting in revenues or in excess of $10,000 per annum);

     (f) Acceris is in default under any funded indebtedness, including but not limited to indebtedness evidenced by notes or capital leases, of Acceris other than the amounts loaned pursuant to this Loan Agreement; or

     (g) If Acceris’ business undergoes a material adverse change in CCUS’s reasonable opinion.

     If an Event of Default specified in Section 7(d) hereof occurs and is continuing, the principal amount of the Indebtedness, together with all accrued and unpaid interest thereon, shall automatically become and be immediately due and payable, without any declaration or other act on the part of CCUS.

     Any written notification from CCUS to Acceris hereunder shall be deemed to be written notification of an Event of Default, or Default, or rescission of acceleration (as provided below), respectively, only if such notification, communication or other election shall (a) be clearly and distinctly identified as such a Notice of Event of Default, Notice of Default, or Notice of Rescission of Acceleration, respectively, and (b) be given by certified mail, return receipt requested or overnight delivery requiring acknowledgement of receipt, and any communication between the parties not so designated and delivered shall not be construed or deemed to be effective notice under this Section 7.

     8. Acceleration. At the option of CCUS, upon a Default, all sums due hereunder shall become immediately due and payable. CCUS, by notice thereof to Acceris, may rescind an acceleration and its consequences if all existing Events of Default have been cured or waived in writing.

     9. Forbearance by CCUS. Any forbearance by CCUS in exercising any right or remedy hereunder, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy.

     10. Collection Expenses. If at any time the Indebtedness evidenced by this Loan Agreement is collected through legal proceedings or the Note, or any such Note, is placed in the hands of attorneys for collection, Acceris and each endorser hereof hereby jointly and severally agree to pay all costs and expenses (including reasonable attorneys’ fees) incurred by the holder of this Loan Agreement in collecting or attempting to collect such Indebtedness.

     11. Waivers. To the extent permitted by law, except as otherwise provided herein, Acceris, and its respective successors and assigns, hereby severally waives presentment; protest and demand; notice of protest, demand, dishonor and nonpayment; diligence in collection, and any relief whatever from the valuation or appraisement laws of any state.

     12. Choice of Law. This Loan Agreement shall be governed by and construed in accordance with the laws of the State of New York with the exception of the conflicts of laws provisions thereof.

     13. Assignment. This Agreement shall inure to the benefit of, and be binding upon, the parties and their respective successors and assigns. This Agreement may not be assigned by Acceris without the prior written consent of CCUS.

     14. Headings. The headings and captions in this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

     15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute on and the same instrument.

[See attached signature page]

Signature page
to
Amended and Restated Loan Agreement
dated as of January 30, 2004

     IN WITNESS WHEREOF, Acceris and CCUS have executed this Amended and Restated Loan Agreement as of the date and year first above written.

ACCERIS COMMUNICATIONS INC.

By:

Name:

Its

COUNSEL CORPORATION (US)

By:

Name:

Its

EXHIBIT A
NOTE

, 2004
$	San Diego, California

     FOR VALUE RECEIVED, ACCERIS COMMUNICATIONS INC., a Florida corporation formerly known as I-Link Incorporated (the “Maker”) hereby promises to pay to the order of COUNSEL CORPORATION (US), a Delaware corporation (the “Payee”) in immediately available funds, on or before the Maturity Date, the principal sum of          Dollars ($                   ), pursuant to the Loan Agreement, as that term is defined below, together with interest thereon as provided herein. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Loan Agreement (as defined below).

     1. Loan Agreement. The unpaid principal balance of this Note shall bear interest at the rate and in the manner determined in accordance with the provisions of that certain Amended and Restated Loan Agreement dated as of January 23, 2004, between the Maker and the Payee (as the same may be amended, modified, extended or restated, the “Loan Agreement”), the terms of which are incorporated herein by reference.

     2. Address for Payments. All payments made hereunder shall be paid in lawful money of the United States of America at Payee’s business address, or at such other place as the Payee may at any time or from time to time designate in writing to the Maker.

     3. Severability. If any part of this Note is declared invalid or unenforceable, such invalidity or unenforceability shall not affect the remainder of this Note, which shall continue in full force and effect. Any provision that is invalid or unenforceable in any application shall remain in full force and effect as to valid applications.

     4. Notices. All notices which are required or permitted hereunder shall be given by first class mail, to be confirmed by telephone.

     5. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York with the exception of the conflicts of laws provisions thereof.

     6. Authority. The party executing this Note for and on behalf of Maker warrants and represents that he has full power and authority to bind Maker for the uses and purposes as in this Note contained.

     7. Waivers.

          (a) Maker hereby waives and renounces, for itself and all its successors and assigns, all right to the benefit of any moratorium, reinstatement, marshalling, forbearance, valuation, stay, extension, redemption, appraisement, exemption and homestead now provided or which hereafter may be provided by the Constitution and laws of the United States of America and of any state thereof, as to itself and in and to all of its property, real and personal, against the enforcement and collection of the Indebtedness evidenced by this Note.

          (b) Presentment for payment, demand, protest and notice of demand, notice of dishonor and notice of nonpayment and all other notices are hereby waived by Maker.

     8. Prohibition on Assignment. Maker shall not give, grant, bargain, sell, transfer, assign, convey or deliver this Note or any of its obligations hereunder.

     IN WITNESS WHEREOF, the Maker has executed this Note as of the date and year first above written.

ACCERIS COMMUNICATIONS INC.

By:

Its